                                                                 Exhibit 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 9, 2002 in the Registration Statement on Form S-4 and related prospectus of Texas Industries, Inc. for the registration of $600,000,000 10 1/4% Senior Notes due 2011.



/s/ ERNST & YOUNG LLP

Ernst & Young LLP

Dallas, Texas
June 25, 2003